SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC 20549



                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date of report (date of earliest event reported) November 29, 1995

                        ASTRONICS CORPORATION
        (Exact Name of Registrant as Specified in Charter)

New York                        0-7087             16-0959303
(State or Other              (Commission          (IRS Employer
Jurisdiction                 File Number)         Identification
of Incorporation)                                 No.)


1801 Elmwood Avenue, Buffalo, New York                    14207
(Address of Principal Executive Offices                 (Zip Code)


Registrant's telephone number, including area code (716) 447-9013


                                   N/A
   (Former Name or Former Address, if Changed Since Last Report)


























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Item 2.   Acquisition or Disposition of Assets

          On November 29, 1995, the Company acquired the business of Loctite Luminescent Systems, Inc., Lebanon, New Hampshire, a wholly-owned subsidiary of Loctite Corporation, in an asset transaction at a purchase price of approximately $6.5 million in cash. The business acquired is engaged in the manufacture and distribution of electroluminescent lamps, formation lights and egress lighting systems. The business will be integrated into the Company's E-L FlexKey Technologies, Inc. subsidiary and will continue to be devoted to lighting products.

          In connection with financing the acquisition, the Company has restructured its existing debt with an $11 million revolving line of credit from Fleet Bank, Buffalo, New York, which was used, in part, to pay for the Loctite Luminescent Systems acquisition and closing costs related to the transaction. The credit facility provides that up to $9 million may be converted to a term loan payable over four years. At the Company's election, interest will be at the bank's prime rate or a rate equal to LIBOR plus 1.25%. The loan facility is secured by a pledge of the stock of the Company's subsidiaries. The loan agreements include customary covenants for transactions of this nature, including the maintenance of various ratios.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (a) and (b). It was impracticable to file the required financial statements for the business acquired, as well as the required pro forma financial information respecting the acquisition, at the time this report was filed. The omitted information will be filed as soon as practicable, but in no event later than 60 days after this report is required to be filed.

          (c). The following exhibit is filed as a part of this report:

          Exhibit 2.1: Stock Purchase Agreement dated November 29, 1995 among Astronics Corporation, Loctite Corporation and Loctite Luminescent Systems, Inc. Pursuant to Rule 601(b)(2) of Regulation S-K, exhibits and schedules to this agreement have been omitted. The Company hereby agrees to supplementally provide to the Securities and Exchange Commission copies of the schedules upon request.

                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ASTRONICS CORPORATION


                                          ASTRONICS CORPORATION
                                              (Registrant)


Date: December 13, 1995                 By:Kevin T. Keane
                                           Kevin T. Keane
                                           President and Chief
                                            Executive Officer

                                                  Exhibit 2.1


                    ASSET PURCHASE AGREEMENT


          AGREEMENT made as of this 29th day of November, 1995, by and among Astronics Corporation, a New York corporation
("Buyer"), Loctite Corporation, a Delaware corporation
("Loctite") and Loctite Luminescent Systems, Inc., a New
Hampshire corporation ("Seller").

          WHEREAS, Seller, a wholly-owned subsidiary of Loctite, is engaged in the business of designing, developing, manufacturing and selling electroluminescent lamps, formation lights and egress lighting systems and products and systems related to the foregoing (which business, together with all other business conducted at Seller's Lebanon, New Hampshire facilities, is hereafter referred to as the "Business"); and

          WHEREAS, Buyer desires to purchase, through its wholly-owned subsidiary, E-L FlexKey Technologies, Inc. ("E-L"), and Seller desires to sell, substantially all of the assets of the Business upon the terms, conditions and provisions hereinafter set forth; and

          WHEREAS, in order to induce Buyer to acquire the Business, Loctite and Seller will, among other things, agree not to engage in competition with the Business as provided in
Article XIII of this Agreement.

          NOW, THEREFORE, the parties hereto agree as follows:


                            ARTICLE I

                   PURCHASE AND SALE OF ASSETS

          1.1 Asset Purchase. Subject to the terms and conditions set forth in this Agreement, Buyer will purchase from Seller, and Seller will sell, assign and transfer to Buyer on the Closing Date (as defined in Section 2.5), free and clear of all liens, encumbrances, security interests, pledges, mortgages, claims or any other limitations or restrictions and assets of the Business of every kind, nature and description, tangible and intangible, wherever situated, other than those specifically excluded in Section 1.2 hereto, (the "Purchased Assets"), including, without limiting the generality of the foregoing, the following:

          (a) all inventories of supplies, materials and products, including raw materials, work in process, finished and semifinished products, and all other merchandise on hand at Seller's business premises or at other locations
     ("Inventory");

          (b)  the real property lease rights as described in
     Schedule 1.1(b) attached hereto (the "Leases") and all related leasehold improvements belonging to Seller or Loctite, if any;

          (c) Seller's entire right, title and interest in and to the contracts, leases and agreements with other parties listed on Schedule 1.1(c) attached hereto (the "Assumed
     Contracts");

          (d) all machinery and equipment of every kind, including, without limitation, machinery and equipment owned by Seller but located at any suppliers or vendors, manufacturing machines and equipment, assembly machines and equipment, warehouse equipment, shipping equipment, vehicles, spare parts, supplies, tools, fixtures and dies, office equipment, and office furniture, furnishings and supplies and specifically including, but not limited to, machinery and equipment identified on Schedule 1.1(d) attached hereto ("Equipment");

          (e) all registered and unregistered patents, trademarks, service marks, tradenames, copyrights, and applications therefor, and all related rights, associated goodwill and other intangible property, and specifically including, but not limited to, those listed on
     Schedule 1.1(e) attached hereto;

          (f) all books and records of every kind pertaining to the Business, including but not limited to books and records pertaining to Inventory, Equipment, intangible property, agreements, customers, credit information, sales prospects and suppliers;

          (g) all trade secrets, technology, know-how and similar information, including, without limitation, tooling design, specifications, drawings, formulae, bills of material, parts lists and engineering documentation;

          (h) all advertising and promotional literature and material, including, without limitation, catalogs, brochures, pamphlets, artwork and printing plates used in connection with the Business, subject, however, to
     Section 5.12 of this Agreement;

          (i) all trade accounts receivable, notes receivable and any other receivables owing to Seller (whether or not currently payable) (the "Receivables"); provided, however, that the Receivables shall exclude all such receivables relating to Seller's business operations in Belgium and relating to transactions between Seller's affiliates and other intercompany entities;

          (j) all unfilled customer orders accepted by Seller in the ordinary course, where the products of the Business have not been delivered nor paid for, which orders shall be set forth on Schedule 1.1(j) (the "Customer Orders"); and

          (k)  all goodwill associated with the Business.

          Without limiting the foregoing, the Purchased Assets specifically shall include the exclusive right to manufacture and sell Seller's Dimension Lamp (the "Lamp") and the chemical binder used in producing the Lamp (the "Binder") and all other assets relating to the design, manufacture and sale of the Lamp.

          1.2 Excluded Assets. The purchase and sale of the Purchased Assets pursuant to Section 1.1 shall exclude only the following assets of Seller ("Excluded Assets") as of the Closing
Date:

          (a)  cash on hand and in banks;

          (b) the stock ledger, tax returns and minute books of Seller and other records required by statute to be maintained pursuant to applicable tax and securities laws and regulations, subject, however, to Section 5.13;

          (c) any right of Seller to any federal, state or local tax refund;

          (d) refunds on prepaid insurance or other prepaid items as provided in Section 2.3;

          (e) any rights to the name "Loctite" or trademarks or trade names using the name "Loctite" except for the rights granted to Buyer pursuant to Section 5.12 of this Agreement.


          1.3 Assumption of Liabilities. At the Closing, Buyer shall assume and undertake to pay or fulfill, as the case may be
(i) the trade accounts payable of Seller which are unpaid at the Closing Date but only to the extent that such trade payables were incurred by Seller in the ordinary course of the Business and goods or services in respect of such trade payables were received by Seller not more than thirty-five (35) days prior to the Closing Date, (ii) the Customer Orders identified on
Schedule 1.1(j), and (iii) the open purchase orders identified on
Schedule 3.8. (collectively the "Assumed Liabilities"). Except as provided in the preceding sentence or in Section 1.5 below, Buyer shall not and does not assume, and shall not in any way become liable for, any contracts, obligations or liabilities of Seller or Loctite of any nature whatsoever (whether accrued, absolute or contingent, whether disclosed or undisclosed, whether known or unknown, whether related to Business or otherwise and regardless of when asserted).

          1.4 Hiring of Seller's Employees. (a) Seller shall be solely responsible for all wages, benefits and other compensation payable to, or accrued with respect to, its employees for all periods up to the Closing Date including, without limitation, disability benefits, workers' compensation benefits, and accrued vacation; provided, however, that Buyer shall be responsible for all costs of the Christmas week (1995) holiday of the Business. Seller shall also be solely responsible for all liability, cost, expense and sanctions resulting from Seller's failure to comply with the Worker Adjustment and

Retraining Notification Act, as amended, and the regulations thereunder in connection with the consummation of the transactions contemplated by this Agreement.

          (b) On the Closing Date, Buyer shall offer employment to those employees of Seller listed on Schedule 1.4 attached hereto who are actively working in the Business on the Closing Date. Buyer shall be solely responsible for the terms and conditions of employment extended to Seller's former employees upon their employment with Buyer.

          (c) On the Closing Date, Buyer may, at its option, offer employment to the three employees of Loctite or its Belgium affiliate providing services to the Business located in Belgium ("Belgium Employees"). With respect to any Belgium Employee to whom Buyer does not offer employment or who is terminated by Buyer on or before January 31, 1996, Loctite shall be solely responsible for any severance benefits due to such employee.
With respect to any Belgium Employee hired by Buyer and whose employment with Buyer is continued past January 31, 1996, Buyer shall be solely responsible for any severance benefits due to such employee. In the event Loctite pays severance with respect to one or more Belgium Employees and Buyer or an affiliate of Buyer subsequently hires, rehires or otherwise engages such person, Buyer shall reimburse Loctite for such severance.

          1.5 Assumption of Contracts and Leases. Buyer shall assume the following obligations of Seller as of the Closing
Date:

          (a)  the Leases listed on Schedule 1.1(b) hereto; and

          (b) the Assumed Contracts listed on Schedule 1.1(c) hereto.

Notwithstanding the foregoing, Buyer shall not assume any obligation under the Leases or Assumed Contracts relating to any breach thereof by Seller or any wrongful act or omission of Seller prior to the Closing Date.

          1.6  Assets From Seller's Affiliates.

          (a) At the Closing, Seller and Loctite will cause their affiliate, Loctite UK Limited, to sell, assign and transfer to Buyer, free and clear of all liens, encumbrances, security interests, pledges, mortgages, claims or any other limitations or restrictions, all of Loctite UK Limited's right, title and interest in and to Escapline Limited, the Business' joint venture with MTL Industries Group, plc.

          (b) Also at the Closing, Seller and Loctite will cause their affiliate, Loctite Belgium N.V., to sell, assign and transfer to Buyer, free and clear of all liens, liabilities, encumbrances, security interests, pledges, mortgages, claims or any other limitations or restrictions, good and marketable title to those assets relating to the Business' operations in Belgium, which assets are identified on
     Schedule 1.6.

          (c) For purposes of the representations and warranties set forth in Article III of this Agreement, the assets to be sold, assigned and transferred to Buyer from Seller's and Loctite's affiliates pursuant to this Section 1.6 (the "Affiliate Assets") shall be deemed to be included in the term "Purchased Assets" and such representations shall apply to the Affiliate Assets as if they were sold directly by Seller. The Purchase Price (as hereinafter defined) shall be reduced by the amount of any purchase price paid by Buyer for the Affiliate Assets; provided, however, that in no event will Buyer pay more than $12,500.00 for the Affiliate Assets.


                           ARTICLE II

                         PURCHASE PRICE

          2.1 Consideration. The total consideration to be paid by Buyer for the Purchased Assets and Seller's and Loctite's performance of this Agreement (the "Purchase Price") shall be FIVE MILLION NINE HUNDRED SEVENTY-SEVEN THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($5,977,500.00), plus the Assumed Liabilities (as defined in Section 1.3), and the contracts and leases assumed pursuant to Section 1.5 hereof.

          2.2 Manner of Payment. The Purchase Price will be paid by Buyer to Seller on the Closing Date by wire transfer in such amount.

          2.3 Prepaid Expenses. Buyer shall reimburse Seller for those prepaid expenses of Seller shown on Schedule 2.3 hereto that will benefit Buyer after Closing.

          2.4 Allocation of Purchase Price. The Purchase Price shall be allocated to the Purchased Assets and Seller's and Loctite's covenants under Article XIII of this Agreement as set forth on Schedule 2.4 hereto. The parties hereto agree to take positions consistent with the foregoing on all tax and other returns and reports filed by them or including them.

          2.5 Closing Date. The "Closing Date" as used in this Agreement shall mean November 29, 1995 or such other date as the parties hereto may agree upon in writing. The closing (the "Closing") shall take place at the offices of Seller in Lebanon, New Hampshire or at such other place as the parties may agree upon in writing. The sale of the Purchased Assets and all other transactions provided for in this Agreement shall be effective for all purposes on and as of the opening of business on the Closing Date.


                           ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller and Loctite hereby jointly and severally represent and warrant to Buyer, which representations and warranties shall be true and correct on and as of the date of this Agreement and the Closing Date, as follows:

          3.1 Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Hampshire and has the corporate power and authority to own and use its properties and to transact the Business. Seller is also qualified to do business in the State of Connecticut. Seller is not qualified, and is not required to be qualified, to do business in any other state. Except as specified on Schedule 3.1, Seller does not have, and the Purchased Assets do not include, any subsidiary or any ownership interest in any other business organization or entity.

          3.2  Authorization.  This Agreement and the
transactions contemplated hereby have been duly authorized by the Board of Directors and shareholder of Seller, and all corporate action of Seller and Loctite necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly taken. This Agreement constitutes the legal, valid and binding obligation of Seller and Loctite enforceable against each of them in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of transactions contemplated by this Agreement will not (i) violate or conflict with any provisions of the Articles of Incorporation or Bylaws of Seller or Loctite,
(ii) violate, with or without the giving of notice or the passage of time, any provision of law applicable to Seller or Loctite,
(iii) result in the creation of any lien, liability, encumbrance, claim, security and marketable interest or other restriction upon any of the Purchased Assets; or (iv) except as specified on
Schedule 3.2, conflict with or result in a breach of any of the Contracts (as defined in Section 3.16).

          3.3 Title to Assets; Liens and Encumbrances. Seller has good and marketable title to all of the Purchased Assets, free and clear of all liens (including tax liens other than inchoate tax liens), encumbrances, security interests, pledges, mortgages, claims or any other limitations or restrictions whatsoever. Except as specified in Schedule 3.3 hereto, all Purchased Assets are located at Seller's premises.

          3.4 Inventory. Schedule 3.4 hereto sets forth a complete and accurate list of all Inventory as of November 14, 1995 and all such Inventory is being sold to Buyer on an "as is" basis. All Inventory acquired after November 14, 1995 has been acquired in the ordinary course of the Business, in customary quantities and at prevailing prices, is not obsolete and is not in disrepair, and consists of items of a quality and quantity that is usable and saleable in the ordinary course of the Business.

          3.5  Patents, Trademarks and Copyrights.
Schedule 1.1(e) hereto lists all patents, trademarks, service marks, tradenames, and copyrights (or applications therefor), heretofore or presently used or required to be used by Seller in connection with the Business. Seller has the right to make, use and sell all the products of the Business and is the sole and outright owner of any patents, trademarks, service marks, tradenames, and copyrights (or applications therefor) trade secrets or know-how or other intellectual property used therein (including, but not limited to, those listed on Schedule 1.1(e)), has the sole right and power to sell, convey or otherwise dispose of the same without approval of any person, and none of the same are subject to any outstanding licenses, liens, encumbrances, claims or other restrictions. Neither Seller nor Loctite has received any written notice that the Business as heretofore conducted by Seller infringes, or has infringed, the rights of any third party and to the best knowledge of Seller and Loctite, the Business as heretofore conducted by Seller does not infringe, and has not infringed, the rights of any third party.

          3.6 Leases. Each of the Leases are in full force and effect and Seller is not in default of any material term thereof nor, to Seller's knowledge, is any other party thereto in default. True and correct copies of the Leases, as amended, have been provided to Buyer on or prior to the date hereof.
Schedule 1.1(c) hereto lists all leases of personalty to which Seller is a party, and which will be assigned to and assumed by Buyer as of the Closing Date. Except as specified on
Schedule 3.2, consummation of the transactions contemplated by this Agreement will not violate or cause a breach under any of the Leases or the aforesaid leases of personal property.

          3.7 Insurance. There are no product liability, third party liability or, except as set forth on Schedule 3.7, worker's compensation claims or proceedings pending or, to the knowledge of Seller, threatened against Seller. Schedule 3.7 hereto also sets forth a complete and accurate list of all policies of property, liability and other forms of insurance carried by the Business since 1986, stating in each case the nature of the risks covered and the amount of coverage. Seller is not in default in any material respect with respect to any provision contained in any insurance policy; representations made in all applications for such insurance policies are accurate and remain true; and Seller has not failed to give any notice or present any material claim under any insurance policy in due and timely fashion. All claims, if any, made against Seller which are covered by insurance are being defended by the appropriate insurance companies.

          3.8  Purchase Orders and Sales Commitments.
Schedule 3.8 sets forth a complete and accurate list of all outstanding purchase orders issued by Seller to vendors and
Schedule 1.1(j) sets forth a list of all sales commitments received and/or accepted by Seller from its customers. All purchase orders and sales commitments outstanding on the date hereof or entered into between the date hereof and the Closing Date have been entered into in the ordinary course of business and in accordance with past practice. Except as specified on
Schedule 3.2, consummation of the transactions contemplated by this Agreement will not violate or cause a breach under any such purchase order or sales commitment. Except as specified on
Schedule 3.8, Seller has not received any prepayment in respect of any such sales commitment.

          3.9 Legal Proceedings, Orders, Decrees, Etc. Except as specified on Schedule 3.9 hereto, to the best knowledge of Seller and Loctite, there are no actions, suits, proceedings or investigations (whether or not purportedly on behalf of Seller) instituted by or against Seller, at law or in equity or before any governmental department, commission, board, agency or instrumentality, domestic or foreign, whether or not fully covered by insurance, and Seller is not in default or non-compliance with respect to any order, writ, injunction, permit, authorization or decree of any court or any such department, commission, board, agency or instrumentality, domestic or foreign. To the best knowledge of Seller and Loctite, there are no orders, decrees, injunctions or regulations of any court or any governmental department, commission, board, agency or instrumentality issued specifically against Seller which affect, limit or control Seller's method or manner of doing business.

          3.10 Condition of Property. The Equipment and all other property owned or otherwise used by Seller are in such operating condition and repair as is sufficient to conduct the Business, subject to normal wear and tear in the ordinary course of business, in the same manner in which the Business has been conducted prior to the date of this Agreement.

          3.11 Compliance with the Law. To the best of Seller's knowledge and belief, Seller has complied with all laws, orders and regulations of any governmental department, commission, board or agency or instrumentality, domestic or foreign, having jurisdiction over Seller or its operations relating to occupational safety and health, environmental protection, water or air pollution, toxic substances control, consumer product safety, hiring, wages, hours, employee benefit plans and programs, collective bargaining and the payment of withholding and social security taxes, and non-compliance with which would have a material impact on Seller's Business or the operation thereof.

          3.12 Government Approvals, Notices and Filings. Except with respect to the government contracts identified on
Schedule 1.1(j), no consent or approval of, giving of notice to, registration with, or taking of any action in respect of or by, any federal, state or local governmental authority or agency is required with respect to the execution, delivery or performance by Seller of this Agreement.

          3.13 Financial Statements. The unaudited internal financial statements of Seller attached as Schedule 3.13 hereto (the "Statements"), which were prepared by Seller in the normal course for use in the management of the Business, present fairly the financial position of Seller as of the dates stated thereon and the results of its operations for the periods stated thereon, with the following stipulations: (i) the information contained in such Statements is limited to that information management chose to present for its internal purposes; (ii) Loctite and Seller each use different methods of allocating standard costs and variances, although the aggregate cost of goods sold is the same; and (iii) that while the Statements were utilized in the preparation of the consolidated financial statements of Loctite, the Statements themselves do not include all items, adjustments and notes necessary to conform with generally accepted accounting principles, which are only prepared on a consolidated basis at the time of the preparation of the consolidated financial statements of Loctite.

          3.14 Tax Matters. Seller has duly filed with the appropriate foreign, federal, state and local governmental agencies all tax returns and reports which are required to be filed, and has paid in full all taxes (including interest and penalties) owed by Seller. Seller is not a party to any pending action or proceeding, nor is any action or proceeding threatened, by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes, has been asserted against Seller.

          3.15 Condition of Real Estate. Seller does not own, occupy or otherwise have an interest in, and the Purchased Assets do not include an interest in, any real property except for the real property which is the subject of the Leases. The real property which is the subject of the Leases is hereinafter referred to collectively as the "Premises". Except as specified on Schedule 3.15:

          (a) to the best knowledge of Seller and Loctite, the Premises and all improvements located thereon, comply with all zoning, land use, environmental, building and fire laws, codes, ordinances and regulations;

          (b) to the best knowledge of Seller and Loctite, there are no actions, suits, proceedings or investigations pending or threatened before any federal, state, municipal, regulatory or administrative authority affecting the Premises;

          (c) Seller is not in default with respect to any order, judgment, injunction or decree of any court or other governmental authority with respect to the Premises;

          (d) Seller is not in default under any agreement, contract or lease relating to the Premises;

          (e) to the best knowledge of Seller and Loctite, the improvements located on the Premises are in good condition and are free from all structural defects;

          (f) to the best knowledge of Seller and Loctite, all mechanical systems serving the Premises, including, but not limited to the heating, ventilation, air conditioning, plumbing and electrical systems, are in good working order;

          (g) to the best knowledge of Seller and Loctite, the improvements located on the Premises do not contain asbestos of any kind whatsoever, or urea formaldehyde foam insulation;

          (h) except for the Leases, there are no leases or subleases affecting the Premises;

          (i) all water, sewer, gas, electric, telephone and drainage facilities and all other utilities required for the use and operation of the Premises are available;

          (j) except as consistent with applicable Environmental Laws, (as hereinafter defined) neither Seller nor, to the best of Seller's and Loctite's knowledge, any other person has caused or permitted Hazardous Substances (as hereinafter defined) to be present on or below the surface of the Premises or any improvements located thereon;

          (k) neither Seller nor, to the best of Seller's and Loctite's knowledge, any other person has used the Premises for the manufacture, refining, generating, treatment, storage, or disposal of any Hazardous Substances;

          (l) neither Seller nor, to the best of Seller's and Loctite's knowledge, any other person has caused or permitted the soil, ground water, or surface water of the Premises to be contaminated by any Hazardous Substances;

          (m) except as permitted under applicable Environmental Laws, no Hazardous Substances are emitted, discharged or released from the Premises or improvements located thereon directly or indirectly, into the atmosphere, soil, ground water or surface water;

          (n) neither Seller, Loctite, nor to the best of Seller's and Loctite's knowledge, any present or former owner or operator of all or a portion of the Premises, has the potential to be liable for cleanup or response costs with respect to the emission, discharge, or release of any Hazardous Substance at the Premises or any other location or for any other matter arising under the Environmental Laws due to its ownership, lease or operation of all or a portion of the Premises;

          (o) no "underground storage tank" (as that term is defined in regulations promulgated by the Environmental
     Protection Agency) is located in the Premises; and

          (p)  each such underground storage tank identified in
     Schedule 3.15 is in compliance with applicable Environmental
     Law.

          As used in this Agreement (i) "Hazardous Substances" shall mean waste, substance, materials, smoke, gas or particulate matter defined or regulated, as hazardous, toxic or dangerous under any Environmental Law and (ii) "Environmental Law" shall mean the Comprehensive Environmental Response Compensation and Liability Act and any other law commonly referred to as "superfund" or "superlien", the Clean Water Act, the Resource Conservation and Recovery Act, the Clean Air Act or any successor to such laws or any other applicable federal, state or local environmental, health or safety law, rules or regulations imposing liability or standards concerning or in connection with hazardous, toxic or dangerous waste, substance, materials, smoke, gas or particulate matter.

          Seller has no knowledge of any pending or threatened assessments for municipal improvements which may affect or become a lien on the Premises. Except for the matter addressed in
Section 5.14(c), neither Seller nor Loctite has knowledge of any material capital expenditure which will be required in order to cause the Business and the operation of the Business to maintain compliance with applicable Environmental Laws.

          3.16 Contracts. Seller is not a party to or subject to any agreement, contract or commitment (whether oral or written) which is material to the conduct of the Business except for the Leases, Assumed Contracts, Customer Orders and the outstanding purchase orders listed on Schedule 3.8 (collectively, the "Contracts"). Each of the Contracts is valid, binding and in full force and effect and Seller is not in default or alleged to be in default thereunder and Seller has no knowledge that any other party thereto is in default. Nothing has occurred which, with or without the passage of time or giving of notice or both, would constitute a default by Seller or any other party under any of the Contracts. Except as specified on Schedule 3.2, each of the Contracts may be assigned to Buyer without the consent of any other person and without giving notice to any person regarding this Agreement or the sale and transfer of the Purchased Assets or other transactions contemplated hereby.

          3.17  Labor Matters.  There are no strikes,
arbitrations, grievances, other labor disputes or union organizational drives pending or threatened between Seller and any of its employees. Seller is not party to any union, collective bargaining or other similar agreements. Seller has paid in full or accrued for all wages, salaries, commissions, bonuses and other compensation (including vacation benefits) for all services performed by its employees. Schedule 3.17 hereto sets forth with respect to each employee of Seller, his name, position, salary or wage, and all other compensation paid to such employee. Seller is not liable for any arrears of wages or any payroll taxes or any penalties or other damages for failure to comply with any applicable foreign, federal, state and local laws relating to the employment of labor.

          3.18 Transactions with Certain Persons. Except for Loctite's manufacture of the Binder for Seller and certain other administrative services provided by Loctite to Seller which services are similar to services customarily performed by a parent corporation for a wholly-owned subsidiary, no current or former director, officer, employee, shareholder or other affiliate of Seller or any of their affiliates has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the Business and there have been no transactions between Seller and any current or former director, officer, employee, shareholder or other affiliate of Seller or their affiliates except employment arrangements and the leases of the Premises as disclosed in the Agreement or the Schedules hereto.

          3.19 Permits. To the best of Seller's and Loctite's knowledge, Seller holds and is in compliance with all licenses, permits, and other approvals that are required to permit it to conduct the Business as heretofore conducted. All such licenses, permits, and other approvals are described in Schedule 3.19 hereto and are valid and in full force and effect. This Agreement and consummation of the transactions contemplated hereby will not terminate or adversely affect the existence, validity and continued effectiveness of any of such licenses, permits or other approvals.

          3.20 Accounts Receivable. Schedule 3.20 sets forth a complete and accurate list of all receivables of the Business as of November 14, 1995 and, other than such list being accurate as to existence and amount, all such Receivables are being sold by Seller to Buyer "as is" without any representation or warranty of collectability.

          3.21 General Representation and Warranty. Neither this Agreement nor any Schedule or other documents furnished by or on behalf of Seller or Loctite in connection with this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading. The Purchased Assets constitute all of the assets necessary to conduct the Business as heretofore conducted by Seller.


                           ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to Seller, which representations and warranties shall be true and correct on and as of the date of this Agreement and the Closing Date, as follows:

          4.1 Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has the corporate power and the authority to own and use its properties and to transact the business in which it is engaged and the Seller's Business after the Closing Date.

          4.2  Authorization.  This Agreement and the
transactions contemplated hereby shall have been duly authorized, executed and delivered on behalf of Buyer, and this Agreement constitutes the legal, valid and binding obligation of Buyer in accordance with its terms. The execution and delivery of this Agreement do not, and the transactions contemplated by this Agreement will not violate or conflict with any provisions of the Articles of Incorporation or Bylaws of Buyer.

          4.3 Government Approvals, Notices and Filings. Except as specified on Schedule 4.3, no consent or approval of, giving of notice to, registration with, or taking of any action in respect of or by, any federal, state or local governmental authority or agency is required with respect to the execution, delivery or performance by Buyer of this Agreement.

          4.4 Permits. To the best of Buyer's knowledge, Buyer holds all licenses, permits and other approvals that are required to permit it to conduct its business as heretofore conducted. This Agreement and consummation of the transactions contemplated hereby will not terminate or adversely affect the existence, validity and continued effectiveness of any such licenses, permits or other approvals.

          4.5 General Representation and Warranty. Neither this Agreement nor any Schedule or other document furnished by or on behalf of Buyer in connection with this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

                            ARTICLE V

               ADDITIONAL COVENANTS OF THE PARTIES

          5.1 Publicity. Until the Closing Date, the parties heretofore agree to keep the existence, terms and details of this Agreement and all agreements related to the transactions contemplated herein confidential except (i) to issue mutually agreed upon press releases as soon as practicable after the execution of this Agreement, (ii) as otherwise may be required in order to comply with this Agreement and prepare for the Closing,
(iii) as required by applicable law, provided, however, that any party which intends to make a disclosure that it believes is required by applicable law will give prior notice thereof to each other party or (iv) as required by each party's financial, accounting, legal and other advisors (including Buyer's lenders) in order to assist such party in connection herewith.

          5.2 Operations. From the date hereof until the Closing Date, except as otherwise expressly provided by this Agreement, or as Buyer may otherwise consent to in writing, Seller shall not, and Loctite shall cause Seller not to, engage in any activity or enter into any transaction outside the ordinary and usual course of its business or which would be inconsistent with the terms of this Agreement or which would render inaccurate as of the Closing Date any of the representations and warranties set forth in Article III as if such representations and warranties were made at and as of the Closing Date. Without limiting the generality of the foregoing, Seller shall, and Loctite shall cause Seller to, continue its current practices and maintain its current systems with respect to accounts receivables, trade payables and inventory.

          5.3  Contract Novation.  Before and after the Closing,
Seller will assist Buyer as reasonably requested in connection with any contract novation.

          5.4  Consultation.  Seller will make Mr. Jeff
Piccolomini reasonably available for telephone consultation before the Closing and for a reasonable period thereafter.

          5.5 Audit; SEC Reporting. Prior to the Closing Date, Buyer will engage Ernst & Young LLP, its outside independent auditor, to prepare audited financial statements of the Business for fiscal years ending December 31, 1993 and 1994 or such other or different periods required to satisfy Buyer's filing obligations under the Securities and Exchange Act of 1934, as amended. The financial statements and unqualified auditor's report thereon shall be of form and content satisfactory to the SEC. Loctite agrees to provide its friendly assistance and cooperation in the preparation of the financial statements and will, to the extent applicable without requiring Seller or Loctite to incur outside professional fees, provide the customary representations with respect to Buyer's preparation of the financial statements required to satisfy Buyer's SEC filing obligations. It shall be up to the sole discretion of Price Waterhouse, LLP, the outside independent auditor of Loctite and Seller, as to whether or not Price Waterhouse, LLP will provide any consent in connection with such financial statements. The representations made by Loctite to Buyer's auditors in connection with the preparation of such statements shall be limited solely to use in connection with such financial statements, but shall not in any way, whether express or implied, constitute any representation or warranty under this Agreement, or expand or modify any representation, warranty or other provision of this Agreement. Loctite shall have no obligation to make any representation with respect to any event subsequent to the Closing, other than (i) events relating to the conduct of the Business prior to Closing, and (ii) the sale of the assets hereunder and transactions related thereto. Neither Seller nor Loctite makes any representations or warranties, whether express or implied, with respect to the audited financial statements as prepared by Buyer's auditors other than expressly provided herein.

          5.6  Manufacture of Binder.  (a)  For a period of one
(1) year following the Closing, or such shorter period as Buyer may determine, Loctite will manufacture the Binder for Buyer. Buyer will pay Loctite $70 per kilogram of Binder. Loctite shall have no proprietary interest in the Binder or the technology related thereto and shall not use or permit the use of or disclose or permit the disclosure of, any information related to the Binder except as reasonably required to manufacture the Binder for Buyer.

               (b) Following the Closing, Loctite will consult with Buyer regarding Buyer's manufacture of the Binder and will do all things reasonably necessary in order to transfer the technology regarding the manufacture of the Binder to Buyer. Buyer will pay all reasonable out-of-pocket expenses necessarily incurred by Loctite in connection with such consulting services.

               (c) Also following the Closing, Loctite will, at Buyer's request, assist Buyer in transferring the technology regarding the manufacture of the Binder to any vendor selected by Buyer.

          5.7 Releases. At the Closing, Seller and Loctite will execute and deliver to Buyer a general release in the form of
Schedule 5.7A hereto, and Buyer will execute and deliver to Seller and Loctite a general release in the form of Schedule 5.7B hereto.

          5.8 Estoppel Certificates. At the Closing, Seller will cause each of RSS Realty Trust and Bond Optics, Inc., as landlords under two of the Leases, to execute and deliver to Buyer an estoppel certificate in the form of Schedule 5.8 hereto.

          5.9  Access to Information.

               (a) Seller and Loctite shall afford Buyer and its representatives full access, during normal business hours and upon reasonable notice, to all of the assets, properties, books, records, and agreements of the Business, and shall furnish to Buyer and its representatives such information regarding the Business as Buyer may reasonably request. Seller and Loctite shall cooperate with Buyer in visiting or contacting employees and customers of, and persons having other business relationship with, the Business as Buyer shall specify prior to the Closing. Seller and Loctite shall also cooperate with Buyer in an inspection of the Premises.

               (b) Prior to the Closing, Seller shall engage a qualified environmental consultant acceptable to Buyer to conduct a ASTM Standard E1527 Phase I Site Assessment of the Premises (the "Phase I Audit") and deliver to Buyer a copy of the final Phase I Site Assessment upon which Buyer may expressly rely together with all drafts thereof. The cost of the Phase I Audit shall be shared equally by Buyer and Seller. The investigation by Buyer and furnishing of information to Buyer shall not affect the right of Buyer to rely on the representations, warranties, covenants and agreements of Seller and Loctite in this Agreement.

          5.10 Consents of Others. Prior to the Closing, Seller and Loctite shall obtain all consents of others required to permit the consummation of the transactions contemplated by this Agreement and the continuation of the Business by Buyer. Notwithstanding the foregoing, with respect to consents of third parties required to assign the Contracts to Buyer, Seller and Loctite will be required to obtain prior to Closing such consents for those Contracts listed on Schedule 3.2 under the heading "Preclosing." With respect to those Contracts listed on
Schedule 3.2 under the heading "Postclosing," Seller and Loctite will assist Buyer as reasonably requested by Buyer to obtain any consents of third parties required to assign such Contracts to Buyer.

          5.11 Aircraft Products and Insurance Continuation. Seller will continue its aircraft liability coverage with its existing insurance carrier (or any other reputable and financially sound carrier reasonably satisfactory to Buyer) with the same policy limits as of the date hereof for seven (7) years from the Closing Date with respect to products of the Business designed, manufactured and sold by Loctite or Seller prior to the

Closing Date and will undertake to name Buyer and E-L as additional insureds thereon. A certificate from the insurance carrier with respect to the foregoing will be delivered to Buyer on or before the Closing Date.

          5.12  Interim Use of Seller's Trademark or Trade Names

               With respect to trademarks and trade names not included in the Purchased Assets:

               (a) Trade Name and Trademark Use on Products and Product Packaging. Buyer shall have the right to continue to use the trade names of the Business (i) on inventory existing on the Closing Date until the depletion of such inventory, (ii) on packaging materials existing on the Closing Date until the depletion of such inventory, (iii) on molds and tooling existing on the Closing Date for a period of twelve (12) months after the Closing Date, and (iv) on inventory manufactured by Seller within a period of eighteen (18) months after the Closing Date using the molds and tooling referred to in item (iii) above, until the depletion of such inventory to the extent that such trademarks are generated by existing molds and tooling (but not nameplate making equipment where imprinting of such trademarks shall cease within thirty (30) days). Notwithstanding the foregoing, Buyer may continue to use Seller's nameplates with respect to Customer Orders until such Customer Orders are novated.

               (b) Trade Name and Trademark Use on Sales Aids and Literature. Buyer shall delete or obliterate all use of the Seller's trademarks or trade names from all sales literature within a reasonable period after the Closing Date, but in no event later than six (6) months after the Closing Date. Buyer shall have the right in such sales literature to indicate that they are conducting the Business as successor to Seller.

               (c) Trade Name, Trademark and Wordmark Use in Trade Identification. Buyer shall cease using and destroy (or return to Seller) within a reasonable time not to exceed three
(3) months after the Closing Date (1) all documents (including but not limited to letterhead, envelopes, business cards, standard business forms, invoices and purchase orders) bearing the trade names or the trademarks of the Seller; and (2) all trade signs at facilities or on vehicles that include the trade name or the trademark of the Seller. Notwithstanding the foregoing, Buyer shall be permitted to use the Seller's trade name as long as is required for the purpose of collecting the Receivables.

               (d) Trade Names and Trademark Use on Drawings. Buyer shall delete or obliterate all reference to the Seller's trade names or trademark within a reasonable time not to exceed six (6) months on all drawings still in active use within the Business.

               (e)  Trade Name and Trademark Use in General.
Except as specifically provided above, Buyer shall not have any other rights to use the Seller's trade names or trademarks or any confusingly similar trade identification or trademark.

          5.13 Access to Books and Records. After the Closing, Buyer, Loctite and Seller shall each permit the other to have access to and the right to make copies of such books, records and files in its possession relating to the Business for any reasonable purpose at any time during regular business hours, such as for use in contract administration, engineering, production or design, litigation or financial reporting, tax return preparation, or tax or securities law compliance matters. In addition to the foregoing, within seven (7) business days after the Closing Date, Buyer will generate and deliver to Seller interim financial statements of the Business as of the close of business on the day immediately preceding the Closing Date, which financial statements shall be in the form customarily prepared by the Business; provided, however, Buyer shall make no representation or warranty regarding such financial statements and shall have no obligation or liability with respect thereto.

          5.14 Environmental Covenants.

               (a) The parties acknowledge the existence of a 10,000 gallon underground storage tank on the Premises which is used by the Business to store fuel oil, which tank is identified on Schedule 3.15 (the "UST"). Buyer may, at its option, continue to use the UST until September 1, 1996 and upon Buyer's termination of use of the UST (which termination shall be no later than September 1, 1996) it shall give prompt written notice to Loctite and Seller. During Buyer's use of the UST and upon Buyer's termination of its use of the UST, Loctite and Seller shall, at their sole expense, take all action required under any applicable law or regulation or under any Lease, to test, inspect, upgrade, remove, close or replace the UST and remediate any associated environmental condition, including without limitation, any soil or groundwater contamination; provided, however, that any spill or leak caused on or after the Closing Date by Buyer or any third party (except for third parties acting on Seller's or Loctite's behalf) shall be the responsibility of Buyer who shall, at Buyer's expense, clean up such spill or leak and remediate any resulting environmental condition.

          Loctite and Seller shall have the right, at their expense and subject to any consent required from the landlord, to place monitoring wells near the UST to monitor its condition. In the event that, on or after the Closing Date, any leak is detected in the UST or the UST fails to pass any tightness or pressure test, Loctite and Seller shall have the option to have the UST removed as soon as practicable (while making a good faith effort to allow Buyer time to install an alternate heating source), notwithstanding that Buyer may be required under the preceding paragraph to clean up any such leak and remediate any resulting environmental condition, unless Buyer is able to identify an interim remedy that does not increase the likelihood of further leakage and Buyer agrees to pay all costs associated with any such interim remedy.

          (b) From and after the Closing, Loctite and Seller shall, at their own expense, promptly remedy any instance of non-compliance with applicable law, rule or regulation reported in the Phase I Audit.

          (c) The parties acknowledge that the Business and the Premises are the subject of certain pending federal (USEPA), state (NHDES) and local (City of Lebanon, N.H.) regulatory actions regarding waste water discharges (the "Pending Regulatory Actions"), and that the Pending Regulatory Actions may result in, among other things, the Business being required to acquire and install waste water pretreatment, control or monitoring equipment, technology or procedures. Following the Closing, Seller and Loctite will at their expense (i) continue to diligently work to expeditiously resolve the Pending Regulatory Actions on behalf of Buyer and the Business; (ii) acquire and install any such equipment, technology or procedures as may be required to resolve the Pending Regulatory Actions (the "Solution"); (iii) pay any fine, penalty or expense imposed or incurred as a result of or arising out of the failure of the Business to comply, prior to the Closing, with any federal, state or local statute, rule or regulation concerning waste water ("Waste Water Requirements"); and (iv) pay any fine, penalty or expense imposed or incurred as a result of or arising out of the failure of the Business to comply, after the Closing, with any Waste Water Requirements but only to the extent that such failure is attributable to Buyer's continuation of Seller's practices with respect to waste water pending the determination and implementation by Seller and Loctite of the Solution. Seller and Loctite will keep Buyer informed as to the status of the Pending Regulatory Actions and the Solution and promptly transmit to Buyer copies of any reports, data or other information or documents arising from the Pending Regulatory Actions and the Solution. Buyer will cooperate with Seller and Loctite and provide Seller, Loctite and their experts, consultants or contractors with reasonable access to the Premises in connection with their obligations under this Section 5.14(c). Seller, Loctite and their agents, consultants or contractors will perform their obligations under this Section 5.14(c) in a manner which shall minimize interference with Buyer's operation of the Business. Seller and Loctite shall determine, in their sole reasonable discretion, the Solution provided that the Solution chosen shall (i) constitute a final resolution of the Pending Regulatory Actions, (ii) be commercially reasonable (iii) not materially adversely affect the operations of the Business or the costs thereof; and (iv) comply with all Waste Water Requirements. Seller and Loctite shall be responsible for any capital cost associated with the Solution, but Buyer shall be responsible thereafter for the operation and ongoing expense of continuing or maintaining such Solution. Neither Seller nor Loctite shall have any liability to Buyer or E-L attributable to or arising out of the failure of Buyer or any other party to operate the Business in a manner consistent with the Solution following its implementation.

          5.15 Accounts Receivable. Upon the Closing, Seller and Loctite will, upon request by Buyer, execute and deliver to all customers of the Business a mutually satisfactory notice of the sale of the Business to Buyer which notice may include, among other things, instructions with respect to payments of the Receivables. In addition, Seller and Loctite will promptly deliver to Buyer payment for Receivables received by Seller or Loctite on or after the Closing Date.

          5.16 British Aerospace. Prior to the Closing, Seller shall pay to British Aerospace Operations (Seller's customer
No. 001101), in cash, all credits due thereto, including but not limited to, the credit balance showing on Schedule 3.20.


                           ARTICLE VI

            CONDITIONS TO BUYER'S OBLIGATION TO CLOSE

          The obligations of Buyer under this Agreement are, at the option of Buyer, subject to each of the conditions set forth below, any of which may be waived in writing by Buyer.

          6.1 Agreements and Conditions. On or before the Closing Date, Seller and Loctite shall have complied with and duly performed all agreements and conditions, including the deliveries set forth in Article VIII of this Agreement, on its part to be complied with and performed pursuant to or in connection with this Agreement on or before the Closing Date.

          6.2  Representations and Warranties.  The
representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

          6.3 Opinion of Counsel. Buyer shall have received an opinion of counsel for Seller and Loctite, dated as of the Closing Date, on the matters covered by Sections 3.1, 3.2, 3.3 (as to security interests and liens of record), and 3.12 of this Agreement which opinion shall be in form and substance the same as Schedule 6.3 hereto.

          6.4 No Legal Proceedings. No court action or proceeding shall have been instituted against Seller or Buyer or any officer or director of either party to restrain or prohibit the acquisition by Buyer, or the conveyance by Seller, of the Purchased Assets, or which questions the validity of this Agreement.

          6.5  Consents to be Obtained by Seller.  Subject to
Section 5.10, Seller shall have obtained the consent of each other party to all contracts and agreements to be assigned to Buyer pursuant to this Agreement to which Seller is a party, which are not assignable to Buyer without the consent of the other party at the time of Closing.

          6.6 Bulk Sales, Etc. Seller shall provide at Closing a list of Seller's creditors which shall contain the name and address of each creditor and the amount due each creditor, and shall be certified by the President of Seller.

          6.7 Environmental Audit. Based on the results of the Phase I Audit, Buyer shall be reasonably satisfied that there is no Hazardous Substance on the Premises which (i) would violate any federal, state or local law or regulation, (ii) could impose any potential liability on Buyer, or (iii) could result in the incurrence of any expense by Buyer.


                           ARTICLE VII

           CONDITIONS TO SELLER'S OBLIGATION TO CLOSE

          The obligations of Seller under this Agreement are subject to each of the conditions set forth below, any of which may be waived in writing by Seller.

          7.1 Agreements and Conditions. On or before the Closing Date, Buyer shall have complied with and duly performed all of the agreements and conditions on its part required to be complied with or performed pursuant to this Agreement on or before the Closing Date.

          7.2  Representations and Warranties.  The
representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

          7.3 Opinion of Counsel. Seller shall have received an opinion of counsel for Buyer, dated as of the Closing Date, on the matters covered by Sections 4.1, 4.2, and 4.3 which opinion shall be in form and substance the same as Schedule 7.3 hereto.

          7.4 No Legal Proceedings. No court action or proceeding shall have been instituted against Seller or Buyer or any officer or director of either party to restrain or prohibit the acquisition by Buyer, or the conveyance by Seller, of the Purchased Assets, or which questions the validity of this Agreement.


                          ARTICLE VIII

            DELIVERIES OF SELLER ON THE CLOSING DATE

          Seller and Loctite agree on the Closing Date to deliver to Buyer, in form satisfactory to Buyer, the following:

          8.1 Instruments of Transfer. A bill of sale and assignment in the form of Schedule 8.1 hereto and such other instruments as Buyer shall reasonably request in order to effectively transfer to vest in Buyer good and marketable title to all of the Purchased Assets free and clear of all liabilities and all liens, encumbrances, security interests, claims and other restrictions.

          8.2 Opinion of Counsel. The opinion of counsel for Seller described in Section 6.3 hereof.

          8.3  Release.  The general release described in
Section 5.7 hereof.

          8.4 Estoppel Certificates. The Estoppel Certificates described in Section 5.8 hereof.

          8.5 Officer's Certificates. Certificates of officers of Seller and Loctite certifying that the conditions set forth in Sections 6.1 and 6.2 hereof have been fulfilled, which certificates shall be in form and substance the same as
Schedule 8.5 hereto.

          8.6 Consents. The consents of third parties described by Section 5.10 hereof.


                           ARTICLE IX

             DELIVERIES OF BUYER ON THE CLOSING DATE

          Buyer agrees as of the Closing Date to deliver to Seller, in form satisfactory to Seller, the following:

          9.1 Payments. The Purchase Price to be delivered pursuant to Section 2.2 hereof.

          9.2 Opinion of Counsel. The opinion of counsel for Buyer described in Section 7.3 hereof.

          9.3 Undertaking. An undertaking of Buyer to pay the Assumed Liabilities in accordance with their terms and to assume, subject to Section 1.5, Seller's obligations under the Assumed Contracts and the Leases, which undertaking shall be in form and substance the same as Schedule 9.3 hereto.

          9.4 Officer's Certificate. A Certificate of an Officer of Buyer certifying that the conditions set forth in Sections 7.1 and 7.2 hereof have fulfilled, which certificate shall be in form and substance the same as Schedule 9.4 hereto.


                            ARTICLE X

                  OBLIGATIONS AFTER THE CLOSING

          10.1 Documents of Transfer. Seller and Loctite agree, from time to time after the Closing, upon the request of Buyer, to do, execute, acknowledge and deliver, all such further acts, assignments, transfers, powers of attorney and assurances as may be reasonably required for the better assigning, transferring, conveying, and confirming to Buyer, or to its successors and assigns, or for the aiding, assisting, collecting and reducing to possession of, any or all of the Purchased Assets and any or all obligations of Seller and Loctite as provided herein.

                           ARTICLE XI

                         CONFIDENTIALITY

          11.1  Confidentiality of Buyer.  Until the Closing,
Buyer shall continue to be bound by the terms of the Confidentiality Agreement, dated August 21, 1995, between Buyer and Dillon, Read & Co. Inc. regarding the Business.

          11.2 Confidentiality of Seller. Following the Closing, Seller and Loctite agree not to, directly or indirectly, without the prior written consent of Buyer, use or disclose to any person, firm or corporation other than Buyer or its authorized representatives, any information, trade secrets, confidential customer information, technical data or know-how relating to the products, processes, methods, or equipment of the Business.


                           ARTICLE XII

                    INDEMNIFICATION; SURVIVAL

          12.1 Indemnification by Seller. From and after the Closing, Seller and Loctite hereby jointly and severally agree to defend, indemnify and hold Buyer and E-L and their officers, directors, employees and agents, harmless from and against any and all loss, cost, damage, claim and expense, including reasonable attorneys' fees which Buyer and E-L or any of the foregoing may sustain at any time by reason of (a) any debt, liability, obligation or contract of, or claim against, the Business, Seller or Loctite not otherwise expressly assumed by Buyer or E-L pursuant to this Agreement, (b) a breach or inaccuracy of or failure of Seller or Loctite to comply with, or the existence of any facts resulting in an inaccuracy of, any of the warranties or representations of Seller or Loctite contained in this Agreement or in any agreement or document delivered pursuant hereto by Seller and Loctite, (c) the failure of Seller or Loctite to comply with any covenant or agreement of Seller or Loctite contained in this Agreement or in any agreement or document delivered pursuant hereto by Seller or Loctite, or
(d) any liability or obligation arising from any product sold by Seller before the Closing Date.

          12.2 Indemnification by Buyer. From and after the Closing, Buyer and E-L hereby jointly and severally agree to defend, indemnify and hold Seller and Loctite, and each officer, director, employee and agent of Seller and Loctite harmless from and against any and all loss, cost, damage, claim and expense, including reasonable attorneys' fees, which Seller, Loctite or any of the foregoing may sustain at any time by reason of (a) a breach or inaccuracy of or failure of Buyer to comply with, or the existence of any facts resulting in the inaccuracy of, any of the warranties or representations of Buyer contained in this Agreement or in any agreement or document delivered pursuant hereto by Buyer, (b) the failure of Buyer to comply with any covenant or agreement of Buyer contained in this Agreement or in any agreement or document delivered pursuant hereto by Buyer,
(c) any liability or obligation arising from any product sold by Buyer on or after the Closing Date; or (d) the failure by Buyer, after the Closing Date, to operate the Business in compliance with applicable Environmental Laws, except with respect to any such failure attributable to Buyer's continuation of Seller's practices with respect to waste water pending resolution of the Pending Regulatory Actions.

          12.3 Threshold. No claim for indemnification with respect to a breach of representation or warranty hereunder shall be brought hereunder by Buyer or Seller until the aggregate amount claimed by such party with respect to all such breaches exceeds One Hundred Thousand Dollars ($100,000), provided, however, that the foregoing shall not apply with respect to a breach of representation or warranty by Seller or Loctite under
Section 3.15.

          12.4 Environmental Indemnification.

               (a) In addition to and not in lieu of any other right or remedy that Buyer or E-L may have under this Agreement or otherwise, from and after the Closing, Seller and Loctite hereby jointly and severally agree to defend, indemnify and hold Buyer and E-L and their officers, directors, employees, agents and affiliates harmless from and against any and all loss, cost, damage, penalty, claim or expense, including reasonable attorney's fees which Buyer, E-L or any of the foregoing may sustain at any time by reason of: (i) any Hazardous Substance generated prior to the Closing Date by the Business or at the Premises and disposed of, released, treated, stored or otherwise handled at any location off the Premises; (ii) any Hazardous Substance on or under the Premises (whether or not generated or released by the Business) as of the Closing Date, including, but not limited to, toluene or petroleum or any petroleum-related substances; or (iii) the presence at the Premises or use by the Business of the UST.

               (b)  Seller's and Loctite's obligations under this
Section 12.4 shall survive the Closing and continue for an indefinite period from and after the Closing Date.

          12.5 Breach; Arbitration. Any dispute arising under this Agreement, including without limitation, any dispute with respect to any claim for indemnification, (but not including any dispute arising under Article XI or XIII) shall be settled by arbitration in New York, New York pursuant to the rules then obtaining of the American Arbitration Association. Such decision of the arbitrators shall be final and binding on the parties hereto, and may be enforced by either party in a court of competent jurisdiction.

          12.6 Survival. Each party hereto agrees that all representations, warranties, covenants, conditions and agreements contained herein on its part shall survive the execution and delivery of this Agreement, the Closing hereunder and any investigation or audit made by any party hereto. Notwithstanding the foregoing, neither party may assert a claim against the other (or others) based upon a breach of the representations and warranties contained in Article III (with respect to Seller and Loctite) or Article IV (with respect to Buyer) after the second anniversary of the Closing Date unless such party shall have notified the other (or others) in writing of such breach prior to the second anniversary of the Closing Date; provided however, that this time limitation shall not apply to a breach of Seller's and Loctite's representations of warranties contained in Sections 3.3 and 3.15 of this Agreement.

          12.7 Indemnification Procedure. Any party seeking indemnification under this Article XII (the "Indemnitee") shall notify the party or parties liable for such indemnification (each, an "Indemnitor") in writing of any event, omission or occurrence which the Indemnitee has determined are indemnifiable hereunder (such written notice being hereinafter referred to as a "Notice of Claim"). Any Notice of Claim shall be given promptly after the Indemnitee becomes aware of such claim; provided, that the failure of any Indemnitee to give notice as provided in this
Section 12.7 shall not relieve the Indemnitor of its obligations under this Section 12.7, except to the extent that the Indemnitor is actually prejudiced by such failure to give notice. A Notice of Claim shall specify in reasonable detail the nature and any particulars of the event, omission or occurrence giving rise to a right of indemnification.


                          ARTICLE XIII

                    NON-COMPETITION BY SELLER

          Seller and Loctite each agree, for a period of five (5) years after the Closing Date, that it will not, anywhere in the world, engage or become interested, directly or indirectly, as owner, employee, partner, through stock ownership (except ownership of less than one percent (1%) of the number of shares outstanding of any securities which are listed for trading on any securities exchange), investment of capital, lending of money or property, licensing of property, rendering of services, or otherwise, whether alone or in association with others, in the manufacture or sale of products similar to or that compete with any product at any time heretofore manufactured by the Business. Seller and Loctite agree that the time period and the geographical areas of non-competition specified in this
Article XIII are reasonable and necessary in light of the transactions entered into pursuant to this Agreement, that breach by Seller or Loctite of this covenant or the covenants in
Article XIII would likely cause irreparable injury to Buyer in conducting the Business being acquired hereunder, and that in such event Buyer shall be entitled, without limiting other remedies available to it, to temporary and permanent injunctive relief against Seller and Loctite in any court of competent jurisdiction. It is understood that Seller and Loctite are entering into this non-competition agreement in order to induce Buyer to enter into this Agreement. If any provision in this
Article XIII shall for any reason be held to be excessively broad as to any activity or subject, it shall be construed, by limiting and reducing it, to be enforceable to the extent compatible with applicable law. If any provision in this Article XIII shall, notwithstanding the preceding sentence, be held illegal or unenforceable, such illegality or unenforceability shall not affect any other provision of this Article XIII but this Agreement shall be construed as if such illegal or unenforceable provision had never been contained herein.


                           ARTICLE XIV

                           TERMINATION

          This Agreement may be terminated and completion of the transactions contemplated by this Agreement abandoned:

          (a)  By mutual consent of Buyer and Seller;

          (b) By either Buyer or Seller if there has been a misrepresentation or error, misstatement or omission in a representation, or breach of any covenant or warranty, on the part of the other party, if such event alone is, or if such events in the aggregate are, materially adverse to the party seeking termination;

          (c) By either Buyer or Seller at any time if a material condition precedent to the performance of the obligations, respectively, of Seller or Buyer, hereunder cannot be satisfied as and when required herein and will not be waived;

          (d) By either Buyer or Seller in the event of the initiation or imminent threat by any federal, state, or local governmental authority or by any other person of litigation or proceedings against Buyer or Seller to enjoin, materially hinder or delay or to obtain damages or other material relief in connection with this Agreement or the transactions contemplated hereby; or

          (e) By either Buyer or Seller if the Closing has not occurred by the close of business on December 1, 1995.


                           ARTICLE XV

                          MISCELLANEOUS

          15.1 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between them. This Agreement shall not be changed, modified or amended except by a writing signed by the party to be charged.

          Seller and Buyer acknowledge that, on and after the Closing, Seller, Buyer, E-L and certain third parties who are parties to the Leases and Assumed Contracts may execute and deliver agreements or instruments pursuant to which the Leases and Assumed Contracts will be assigned to E-L with the consent of such third parties (the "Third Party Documents"). Seller, Loctite and Buyer agree that the terms and conditions upon which the Leases and Assumed Contracts shall be assigned to Seller through E-L are as set forth in this Agreement notwithstanding the terms of any such Third Party Documents.

          15.2 Governing Law. This Agreement and its validity, construction and performance shall be governed in all respects by the law of the State of Connecticut, without giving effect to principles of conflict of laws.

          15.3 Benefit of Parties; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party hereto except with the prior written consent of the other party; provided, however, that Buyer may assign any or all of its rights (but may not delegate any of its obligations) under this Agreement to E-L.

          15.4 Headings. The headings in the sections, paragraphs, Schedules and Exhibits of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

          15.5 Brokers. Buyer and Seller each represents to the other that no broker or finder has been involved with any of the transactions relating to this Agreement other than Dillon, Read & Co. Inc. which has been retained by Seller, and Seller shall be solely responsible for its fees and charges. In the event of a claim by any other broker or finder that such broker or finder represented or was retained by Seller or Buyer in connection herewith, Seller or Buyer, as the case may be, agrees to indemnify and hold the other harmless from and against any and all loss, cost, damage, claim and expense, including reasonable attorneys' fees and disbursements, which may be incurred in connection with such claim.

          15.6 Notices. All notices and other communications provided by this Agreement shall be in writing and shall be deemed to have been given at the time when mailed, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice:

          To Seller or:  Loctite Luminescent Systems, Inc.
          Loctite        c/o Loctite Corporation
                         Hartford Square North
                         10 Columbus Boulevard
                         Hartford, CT  06106

                              - with a copy to -

                         Charles H. Lenore, Esq.
                         Day, Berry & Howard
                         CityPlace I
                         Hartford, CT  06103

          To Buyer:      Astronics Corporation
                         1801 Elmwood Avenue
                         Buffalo, NY  14207
                         Attn: Kevin T. Keane, President and CEO

                              - with a copy to -

                         John B. Drenning, Esq.
                         Phillips, Lytle, Hitchcock,
                           Blaine & Huber
                         3400 Marine Midland Center
                         Buffalo, NY  14203

provided, that any notice of change of address shall be effective only upon receipt.

          15.7 Severability. If any provision of this Agreement or any Exhibit hereto shall be held invalid or unenforceable for any reason, such holding shall not affect the validity or enforceability of the remainder of this Agreement.

          15.8 Fees and Expenses. Each party shall pay and be responsible for all of its own fees and expenses of its counsel, financial advisers, accountants and other experts and all other expenses incurred by it incident to the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated herein.

          15.9  Counterparts.  This Agreement may be
simultaneously executed in several counterparts, each of which shall be deemed to be an original but which together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                              Loctite Luminescent Systems, Inc.

                              By:JEFFREY C. PICCOLOMINI

                                 Jeffrey C. Piccolomini,
                                 President


                              Loctite Corporation

                              By:DAVID FREEMAN

                                 David Freeman, President and
                                 Chief Executive Officer

                              Astronics Corporation

                              By:KEVIN T. KEANE

                                 Kevin T. Keane, President and
                                 Chief Executive Officer

                       INDEX OF SCHEDULES


Schedule 1.1(b)     Leases
Schedule 1.1(c)     Assumed Contracts
Schedule 1.1(d)     Equipment
Schedule 1.1(e)     Intellectual Properties
Schedule 1.1(j)     Customer Orders
Schedule 1.4        Employees of Business
Schedule 1.6        Belgium Assets
Schedule 2.3        Prepaid Expenses
Schedule 2.4        Allocation of Purchase Price
Schedule 3.1        Ownership Interests in Other Entities
Schedule 3.2        Contracts for which Consents are Required
Schedule 3.3        Purchased Assets Not at Seller's Premises
Schedule 3.4        Inventory as of 11/14/95
Schedule 3.7        Pending Worker's Compensation Claims
                    and Other Insurance Information
Schedule 3.8        Outstanding Purchase Orders
Schedule 3.9        Legal Proceedings
Schedule 3.12       Government Approvals, Notices and Filings
Schedule 3.13       Financial Statements
Schedule 3.15       Real Property Matters
Schedule 3.17       Labor Matters
Schedule 3.19       Licenses & Permits
Schedule 3.20       Receivables as of 11/14/95
Schedule 4.3        Government Approvals - Buyer
Schedule 5.7A       Form of Release
Schedule 5.7B       Form of Release
Schedule 5.8        Form of Estoppel Certificate
Schedule 6.3        Form of Seller's Counsel's Opinion
Schedule 7.3        Form of Buyer's Counsel's Opinion
Schedule 8.1        Form of Bill of Sale and Assignment
Schedule 8.5        Form of Seller's Officer's Certificate
Schedule 9.3        Form of Buyer's Undertaking
Schedule 9.4        Form of Buyer's Officer's Certificate